Exhibit 4.8

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this “Agreement”), dated as of December 24, 2003, is made among SILICON GRAPHICS, INC., a Delaware corporation (“SGI”), U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (“Trustee”), and WELLS FARGO FOOTHILL, INC., a California corporation, as Administrative Agent for itself and other Lenders (“Agent”).

WHEREAS, SGI, Silicon Graphics Federal, Inc., a Delaware corporation (together with SGI, collectively, “Borrowers”), Agent, and the Lenders named therein are parties to that certain Amended and Restated Loan and Security Agreement, dated as of September 20, 2002 (as amended, modified, renewed, extended, refunded, restructured, refinanced, or replaced from time to time, the “Loan Agreement”), pursuant to which Lenders have agreed to make certain financial accommodations to Borrowers;

WHEREAS, Trustee and SGI are parties to (i) that certain Indenture, dated as of December 24, 2003 with respect to 6.50% Senior Secured Convertible Notes due 2009 (“Secured Convertible Note Indenture”); and (ii) that certain Indenture, dated as of December 24, 2003 with respect to 11.75% Secured Senior Notes due 2009 (“Secured Note Indenture”) (the Secured Convertible Note Indenture and Secured Note Indenture hereinafter together are referred to as the “Indentures”, and the notes issued under the Indentures are referred to as the “Secured Notes.”  The holders of such Secured Notes are referred to as the “Secured Noteholders”).

WHEREAS, pursuant to the Indentures SGI may incur Indebtedness to the holders of Secured Notes (such Indebtedness is included in the term “Junior Priority Debt” defined below);

WHEREAS, the Secured Notes constitute the consideration issued by Borrowers in exchange for some of Borrowers’ unsecured long-term Indebtedness, pursuant to the partial recapitalization of Borrowers’ Indebtedness effected concurrently herewith;

WHEREAS, the terms of the Indentures require that the Secured Notes be secured by a Lien on the Collateral, which Lien, together with any and all other Liens now or hereafter acquired by Trustee in the Collateral, is referred to herein as the “Junior Priority Security Interest;”

WHEREAS, Agent requires that the Lien securing payment of the Secured Notes be subordinated to the Agent’s Lien on the Collateral, which Lien, together with any and all other Liens now or hereafter acquired by the Lenders in the Collateral, is referred to herein as the “Senior Priority Security Interest;”

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

SECTION 1        Definitions; Interpretation

(a)           Terms Defined in Loan Agreement.  All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b)           Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“Agent” (i) has the meaning set forth in the recitals to this Agreement until the indefeasible payment in full of all Senior Priority Debt under the Loan Agreement and the termination of the lending commitments thereunder and (ii) thereafter, the representative of the holders of any then outstanding Senior Priority Debt designated by the Borrowers and the holders of the Senior Priority Debt as the “Agent” hereunder.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Governmental Authority” means any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or any other jurisdiction.

“Insolvency Event” means any dissolution, winding up, or total or partial liquidation or reorganization, readjustment, arrangement or similar proceeding relating to any Borrower or its property, whether voluntary or involuntary, or any bankruptcy, insolvency, receivership, arrangement or similar proceedings or any assignment for the benefit of creditors or any other marshalling or composition of the assets and liabilities of any Borrower.

“Junior Priority Debt” means all indebtedness, liabilities, and other obligations of SGI owing to Trustee, in respect of the Secured Notes, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including all fees and all other amounts payable by SGI to Trustee under or in connection with any documents or instruments related thereto.

“Loan Agreement” is defined in the first recital; provided that the term “Loan Agreement” shall also include any renewal, extension, refunding, restructuring, replacement or refinancing thereof, so long as Agent remains as the administrative agent; provided that any such renewal, extension, refunding, restructuring, replacement or refinancing does not increase the principal amount thereof beyond the limit set forth in the Indentures.

“Senior Priority Debt” means (i) the Obligations and other indebtedness and liabilities of any Borrower to the Lender Group under or in connection with the Loan Agreement and the other Loan Documents, including all unpaid principal of the Advances, all interest accrued thereon (including all interest that, but for the provisions of the Bankruptcy Code, would have accrued), all fees due under the Loan Agreement and the other Loan Documents (including all fees that, but for the provisions of the Bankruptcy Code, would have accrued), and all other amounts payable by any Borrower to any member of the Lender Group thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined and (ii) any future secured indebtedness incurred by SGI permitted under: (A) the Loan Documents (if in effect at the time), (B) any other agreements then outstanding restricting SGI’s ability to incur additional indebtedness and (C) under Section 4.06(e) of the Indentures, pursuant to which SGI has granted a security interest in the Collateral senior to that granted to the Trustee on behalf of holders of the Secured Notes and has designated such secured indebtedness as “Senior Priority Debt” for purposes hereof.

“Trustee” has the meaning set forth in the preamble to this Agreement.

(c)           Interpretation.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or,” and any provision that is set forth herein as part of a list or series is to be construed in a manner that does not result in duplication of any other provision in such list or series.  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending, or replacing the statute or regulation referred to.  The captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 2        Lien Priorities

(a)           The Junior Priority Security Interest obtained by Trustee in the Collateral and any such Junior Priority Security Interest that heretofore has been, is now, or is hereafter retained or obtained, shall at all times be junior to the Senior Priority Security Interest heretofore, now or hereafter granted to or obtained by the Lender Group or other holder or representative of Senior Priority Debt, and Trustee hereby agrees, whenever requested by the Agent, to execute such documents and instruments, in form reasonably acceptable to the Agent and its counsel, and suitable for filing in the appropriate governmental office, confirming the superiority of the Senior Priority Security Interest in the Collateral to the Junior Priority Security Interest in the Collateral.

(b)           The priorities specified herein are applicable irrespective of the time or order of attachment or perfection of the respective security interests or the time or order of the filing of any Financing Statements or other similar documents, or the time or order of recordation of any mortgage, deed of trust, or other similar document, or the time or order of the giving of value to support the security agreements, any mortgage, deed of trust, or other similar documents, or the giving or failure to give notice of the advance of any sums by the Lender Group or other holder of Senior Priority Debt (the “Priority Lender Group”) to any Borrower after the date hereof, or the giving or failure to give notice of the acquisition of additional security interests or liens, or any statutes, rules of law, or court decisions to the contrary, or the time or order of the giving of value to support the security agreements.

SECTION 3        Exercise of Remedies.  Until the indefeasible payment and performance in full of all of the Senior Priority Debt, the Priority Lender Group may dispose of any or all of the Collateral free and clear of the Junior Priority Security Interest collateralizing obligations due from Borrowers, or any of them, to Trustee, through judicial or non-judicial proceedings, in accordance with applicable law, including taking title in lieu of foreclosure.  Trustee hereby agrees that any such or other disposition by the Priority Lender Group of the Collateral shall be free and clear of the Junior Priority Security Interest granted by Borrowers or any of them, provided the entire proceeds (after deducting reasonable costs, attorneys’ fees and other expenses of sale) are applied first in reduction of the Senior Priority Debt.  Trustee retains all of its rights as a junior priority secured creditor with respect to the surplus, if any, arising from any such disposition of the Collateral.

SECTION 4        Subordination of Remedies.  Until such time as the Trustee has received written notice of the termination of this Agreement, Trustee shall not, without the prior written consent of Agent:

(a)           foreclose upon or otherwise enforce any Junior Priority Security Interest; or

(b)           indirectly or directly collect, or attempt to collect from, or notify or communicate with any of, any Borrower’s Account Debtors or obligors on any Collateral concerning any indebtedness owed to any Borrower without the prior written consent of Agent, nor may Trustee exercise any of its rights with respect to any of the Collateral, including but not limited to the institution of any lawsuits, whether or not any Borrower is then in default of any of its obligations to Trustee or any holder of the Secured Notes.

SECTION 5        Management and Sale of Collateral and Insurance Proceeds.

(a)           Management of Collateral.  Until Trustee has received written notice of termination of this Agreement, Agent shall have the exclusive right to manage, perform and enforce the terms of the Loan Documents or other agreement evidencing or governing the Senior Priority Debt (the “Priority Loan Documents”) with respect to the Collateral and to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgment, including, without limitation, the exclusive right to enforce or settle insurance claims, take or retake control or possession of such Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Collateral.  In connection therewith, Trustee waives any and all rights to affect the method or challenge the appropriateness of any action by Agent.

(b)           Sale of Collateral.  Notwithstanding anything to the contrary contained in either of the Indentures, until such time as the Trustee has received written notice of termination of this Agreement, only Agent shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Collateral.  Trustee will, promptly upon the request of Agent, release or otherwise terminate its Liens upon the Collateral, to the extent such Collateral is sold or otherwise disposed of either by Agent, its agents or any Borrower with the consent of Agent, and Trustee will promptly deliver such release documents as Agent may require in connection therewith; provided, however, that Agent and Trustee shall retain its Lien upon the proceeds of such Collateral.

(c)           Insurance Proceeds.  Until Trustee has received written notice of termination of this Agreement, Agent, as the holder of the Senior Priority Security Interest on the Collateral insured, shall have the sole and exclusive right, as against Trustee, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of such Collateral.  Until Trustee has received written notice of termination of this Agreement, all proceeds of such insurance shall inure to Agent, to the extent of Agent’s claim, and thereafter to Borrowers and Trustee, to the extent of Trustee’s claim, in accordance with the terms of the Indentures.  Trustee shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds to Agent.  In the event Agent, in its sole discretion or pursuant to agreement with any Borrower, permits Trustee to utilize the proceeds of insurance to replace Collateral, the consent of Agent thereto shall be deemed to include the consent of Trustee.

SECTION 6        Certain Agreements of Trustee.

(a)           No Interference.  Trustee acknowledges that Borrowers have granted to the Priority Lender Group security interests in certain of Borrowers’ assets, and agrees not to interfere with or in any manner oppose a disposition of any Collateral by the Priority Lender Group in accordance with the Loan Documents and applicable law.

(b)           Prohibition on Contesting Liens.   Each of the Trustee, for itself and on behalf of each Secured Noteholder, and the Agent, for itself and on behalf of the Priority Lender Group, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including in connection with any Insolvency Event), the priority, validity or enforceability of a Lien held by the Priority Lender Group in the Collateral or by the Secured Noteholders in the Collateral, as the case may be.  Trustee agrees that it will not contest the validity, perfection, priority or enforceability of the Liens of Agent in the Collateral and that as between Trustee and Agent, the terms of this Agreement shall govern even if part or all of the Senior Priority Debt or the Senior Priority Security Interest securing payment and performance thereof or part or all of the Secured Notes or the Junior Priority Security Interest securing payment and performance thereof, are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

(c)           Reliance by Priority Lender Group.  Trustee acknowledges and agrees that the Priority Lender Group will have relied upon and will continue to rely upon the lien priority provisions provided for herein and the other provisions hereof in making or issuing the Advances, the Letters of Credit, or other financial accommodations under the Priority Loan Documents.

(d)           Obligations of Borrowers Not Affected.  Trustee hereby agrees that at any time and from time to time, without notice to or the consent of Trustee, without the Priority Lender Group incurring responsibility to Trustee, and without impairing or releasing the lien priority provided for herein or otherwise impairing the rights of the Priority Lender Group hereunder: (i) the time for Borrowers’ performance of or compliance with any of their agreements contained in the Loan Documents may be extended or such performance or compliance may be waived by the Priority Lender Group; (ii) the agreements of Borrowers with respect to the Loan Documents may from time to time be modified by Borrowers and the Priority Lender Group for the purpose of adding any requirements thereto or changing in any manner the rights and obligations of Borrowers or the Priority Lender Group thereunder; (iii) the manner, place, or terms for payment of Senior Priority Debt or any portion thereof may be altered or the terms for payment extended, or the Senior Priority Debt may be renewed in whole or in part; (iv) the maturity of the Senior Priority Debt may be accelerated in accordance with the terms of any present or future agreement by Borrowers and the Priority Lender Group; (v) any Collateral may be sold, exchanged, released, or substituted and any Lien in favor of the Priority Lender Group may be terminated, subordinated, or fail to be perfected or become unperfected; (vi) any Person liable in any manner for Senior Priority Debt may be discharged, released, or substituted; and (vii) all other rights against any Borrower, any other Person, or with respect to any Collateral may be exercised (or the Priority Lender Group may waive or refrain from exercising such rights).

(e)           Rights of Priority Lender Group Not to Be Impaired.  No right of the Priority Lender Group to enforce the lien priority provided for herein or to exercise its other rights hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act by any Borrowers or the Priority Lender Group hereunder or under or in connection with the other Priority Loan Documents or by any noncompliance by any Borrower with the terms and provisions and covenants herein or in any other Loan Document, regardless of any knowledge thereof the Priority Lender Group may have or otherwise be charged with.

(f)            Financial Condition of Borrower.  Trustee shall not have any right to require the Priority Lender Group to obtain or disclose any information with respect to:  (i) the financial condition or character of any Borrower or the ability of any Borrower to pay and perform Senior Priority Debt; (ii) the Senior Priority Debt; (iii) the Collateral or other security for any or all of the Senior Priority Debt; (iv) the existence or nonexistence of any guarantees of, or any other subordination agreements with respect to, all or any part of the Senior Priority Debt; (v) any action or inaction on the part of the Priority Lender Group or any other Person; or (vi) any other matter, fact, or occurrence whatsoever.

(g)           Acquisition of Liens or Guaranties.   Other than as otherwise permitted under this Agreement, Trustee shall not, without the prior consent of Agent, acquire any right or interest in or to any Collateral.

(h)           Section 9-611 Notice and Waivers.  Trustee acknowledges that this Agreement shall constitute notice of Agent’s interests in the Collateral as provided by Section 9-611 of the Code, and Trustee hereby waives any right to compel any marshaling of any of the Collateral.  Except as provided under the Priority Loan Documents, Trustee hereby waives any and all notice of the incurrence of the Senior Priority Debt or any part thereof.

SECTION 7        Representations and Warranties.  Trustee hereby represents and warrants to Agent that:

(a)           Authority.  It has the right, power and authority to execute and deliver, and to perform its obligations under, this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(b)           Binding Agreement.  This Agreement constitutes a legal, valid and binding obligation of Trustee enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally;

(c)           No Violation of Applicable Laws.  The execution, delivery and performance of this Agreement by Trustee will not violate any state or federal statutes, rules, regulations, orders and directives applicable to the banking or trust powers of Trustee or any agreement to which Trustee is a party;

(d)           Consents.  No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority of the State of California or the United States, in either case governing the banking or trust powers of Trustee, and no consent of any other Person is required under the laws of the State of California or the United States governing the banking or trust powers of Trustee in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

(e)           No Litigation.  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Trustee, threatened against Trustee which, in any way, relates to any Borrower, any of the Junior Priority Debt or any Lien securing any of the Junior Priority Debt or could adversely affect the ability of Trustee to perform this Agreement in any respect;

(f)            No Cross-Default.  The Indentures do not and will not provide that any default thereunder is triggered by a default under any other agreement to which any Borrower is a party, except for the Senior Convertible Note relating to the Senior Convertible Notes;

(g)           No Assignments.  Trustee has not assigned: (i) any interest in any of the Junior Priority Debt; (ii) any Lien securing any of the Junior Priority Debt; or (iii) any interest in the Indentures; and

(h)           No Other Secured Parties No Person, other than Trustee, has: (i) any interest in any of the Junior Priority Debt, except the holders of the Secured Notes; or (ii) any Lien securing any of the Junior Priority Debt or the Indentures (whether as joint holders of the Junior Priority Debt, participants or otherwise).  All of the Junior Priority Debt is owing only to Trustee, on behalf of the holders of the Secured Notes.

SECTION 8        Rights As Unsecured Creditors.  Notwithstanding anything to the contrary in this Agreement, the Trustee and the Secured Noteholders may exercise rights and remedies as unsecured creditors against the Borrowers in accordance with the terms of the Indenture and applicable law.  Nothing in this Agreement shall prohibit the receipt by the Trustee or any Secured Noteholders of the required payments of interest and principal on the Secured Notes so long as such receipt is not the direct or indirect result of the exercise by the Trustee or any of the Secured Noteholders of rights and remedies as a secured creditor or enforcement of any Lien held by any of them in contravention of this Agreement.  In the event that the Trustee or any Secured Noteholders becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Priority Lender Group Liens) as the other Liens securing the claims of the Secured Noteholders subject to this Agreement.  Nothing in this Agreement modifies any rights or remedies the Priority Lender Group may have with respect to the Collateral.

SECTION 9        Continuing Agreement; Reinstatement.

(a)           Continuing Agreement.  This Agreement is a continuing agreement of lien priority and shall continue in effect and be binding upon Trustee until payment and performance in full in cash of the Senior Priority Debt.  The subordinations, agreements, and priorities set forth herein shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate, or reform, by litigation or otherwise, its respective agreements with any Borrower.

(b)           Reinstatement.  This Agreement shall continue to be effective or shall be reinstated, as the case may be, if, for any reason, any payment of the Senior Priority Debt by or on behalf of any Borrower shall be rescinded or must otherwise be restored by the Priority Lender Group, whether as a result of an Insolvency Event or otherwise.

(c)           Bankruptcy Financing Issues.  This Agreement shall continue in full force and effect after the filing of any petition (“Petition”) by or against any Borrower under the Bankruptcy Code and all converted or succeeding cases in respect thereof.  All references herein to any Borrower shall be deemed to apply to such Borrower as debtor-in-possession and to a trustee for any Borrower.  If any Borrower shall become subject to a proceeding under the Bankruptcy Code:

(i)            If Agent shall desire to permit the use of cash collateral or to provide post-Petition financing from Agent to any Borrower under the Bankruptcy Code, Trustee agrees as follows:  (1) adequate notice to Trustee shall be deemed to have been provided for such post-Petition financing if Trustee receives notice thereof at least three (3) business days (or such shorter notice as is given to Agent) prior to the earlier of (a) any hearing on a request to approve such post-Petition financing or (b) the date of entry of an order approving the same; and (2) no objection will be raised by Trustee to any such use of cash collateral or such post-Petition financing from Agent.

(ii)           Trustee shall not extend credit or otherwise provide any post-Petition financing to any Borrower pursuant to which, or as a result of which, Trustee’s Lien on any Borrower’s assets would be equal or superior to, or have priority over, Agent’s Lien, in contravention of this Agreement. Trustee shall not on behalf of itself or the holders of the Secured Notes propose or approve a plan of reorganization of any Borrower that will conflict with any plan of reorganization proposed by Agent or the terms of this Agreement.

SECTION 10      Successor Trustee.  Each successor Trustee under the Indentures shall execute and deliver a counterpart of and become a party to this Agreement, and no replacement or resignation of the Trustee shall be effective until its successor has delivered an executed counterpart of this Agreement.

SECTION 11      Obligations of Borrowers Not Affected.  The provisions of this Agreement are intended solely for the purpose of defining the relative rights of Trustee against Borrowers, on the one hand, and of the Priority Lender Group against Trustee, on the other hand.  Nothing contained in this Agreement shall (i) impair, as between Trustee and Borrowers, the obligation of Borrowers to pay their obligations with respect to the Junior Priority Debt as and when the same shall become due and payable, or (ii) otherwise affect the relative rights of Trustee against Borrowers, on the one hand, and of the creditors (other than the Priority Lender Group) of Borrowers against Borrowers, on the other hand.

SECTION 12      Receipt of Agreements.  Trustee hereby acknowledges that it has delivered to Agent a correct and complete copy of the Indentures as in effect on the date hereof.  Agent hereby acknowledges that it has delivered to Trustee receipt of a correct and complete copy of the Loan Agreement as in effect on the date hereof.

SECTION 13      No Amendment of Indentures.  So long as the Loan Agreement remains in effect, neither Borrowers nor Trustee shall enter into any amendment to or modification of either of the Indentures or the Junior Priority Debt which is inconsistent with the terms of this Agreement.

SECTION 14      Notice of Default and Certain Events.  Until the Senior Priority Debt is paid in full in cash, Trustee shall undertake in good faith to notify Agent of the occurrence of any of the following as applicable:

(a)           the obtaining of actual knowledge of the occurrence of any default under any of the Indentures;

(b)           the acceleration of any Junior Priority Debt or any of the indebtedness payable under either of the Indentures;

(c)           the granting by Trustee of any waiver of any “default” or “event of default” under any of the Indentures; or

(d)           The payment in full by Borrowers (whether as a result of refinancing or otherwise) of all Junior Priority Debt.

SECTION 15      Endorsement of Trustee Documents; Further Assurances and Additional Acts.

(a)           Endorsement of Trustee Documents.  At the request of Agent, all documents and instruments evidencing any of the Junior Priority Debt, if any, shall be endorsed with a legend noting that such documents and instruments are subject to this Agreement, and Trustee shall promptly deliver to Agent evidence of the same.

(b)           Further Assurances and Additional Acts.  Trustee shall execute, acknowledge, deliver, file, notarize, and register at its own expense all such further agreements,

instruments, certificates, financing statements, documents, and assurances, and perform such acts as Agent reasonably shall deem necessary or appropriate to effectuate the purposes of this Agreement, and promptly provide Agent with evidence of the foregoing reasonably satisfactory in form and substance to Agent.

SECTION 16      Notices.  Unless otherwise provided in this Agreement, all notices or demands by the parties hereunder shall be in writing and shall be personally delivered, or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as any party hereto, as applicable, may designate to each other in accordance herewith), or telefacsimile to any party hereto as the case may be, at its address set forth below:

Borrowers:

c/o Silicon Graphics, Inc.
1600 Amphitheatre Parkway
Mountain View, California 94043
Attn: Jean Furter, Vice President and Treasurer
Fax No.: (650) 932-0660
Telephone No.: (650) 980-1860
Email address: jean@sgi.com

If to Agent:

c/o Wells Fargo Foothill, Inc.
2450 Colorado Avenue, Suite 3000
West Santa Monica, California  90404
Attn:  Business Finance Division Manager and
Tom Shughrue
Fax No.: (310) 478-9788
Telephone No.: (310) 453-7300
Email address: Tshughrue@wffoothill.com

with a copy to:

Jeffer, Mangels, Butler & Marmaro LLP
1900 Avenue of the Stars, 7th Floor
Los Angeles, California  90067
Attn:  Joel J. Berman, Esq.
Fax No.: (310) 203-0567
Telephone No.: (310) 203-8080
Email address:  jjb@jmbm.com

If to Trustee:

U.S. Bank National Association
633 West Fifth Street, 24th Floor,
LM-CA-T24T
Los Angeles, California  90071
Attn: Corporate Trust Services (Silicon
Graphics, Inc.)
Fax No.: (213) 615-6197
Telephone No.: (213) 615-6043
Email address:  paula.oswald@usbank.com

Any party may change the address at which it is to receive notices hereunder, by notice in writing in the foregoing manner to the other parties.  All notices or demands sent in accordance with this Section 16, other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail.  Borrowers and Trustee each acknowledge and agree that notices sent by the Priority Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.  Notwithstanding the foregoing, notices to the Trustee shall be effective upon receipt.

SECTION 17      No Waiver; Cumulative Remedies.  No failure on the part of the Priority Lender Group to exercise, and no delay in exercising, any right, remedy, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.  The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers, and privileges that may otherwise be available to the Priority Lender Group.

SECTION 18      Costs and Expenses.

(a)           Payments by Borrowers.  Borrowers agree to pay to Agent on demand the costs and expenses of the Priority Lender Group, and the fees and disbursements of counsel to Agent, in connection with the negotiation, preparation, execution, delivery, and administration of this Agreement, and any amendments, modifications, or waivers of the terms thereof.

(b)           Payment of Fees and Costs of Agent and Trustee.  If either Agent or Trustee institutes any legal proceeding arising from or relating to this Agreement, the prevailing party in such legal proceeding shall be entitled to recover all of its expenses from the non-prevailing party, including without limitation all of its expenses and the fees and disbursements of counsel, in connection with such proceeding and the enforcement or attempted enforcement of, and preservation of rights or interests under, this Agreement.

SECTION 19      Survival.  All covenants, agreements, representations and warranties made in this Agreement shall, except to the extent otherwise provided herein, survive the execution and delivery of this Agreement, and shall continue in full force and effect so long as any Senior Priority Debt remains unpaid.  Without limiting the generality of the foregoing, the obligations of Trustee under Section 18 shall survive the satisfaction of the Senior Priority Debt.

SECTION 20      Benefits of Agreement.  This Agreement is entered into for the sole protection and benefit of the parties hereto and their successors and assigns, and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement.

SECTION 21      Binding Effect.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by Trustee and the Priority Lender Group and their respective successors and permitted assigns.

SECTION 22      GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

SECTION 23      SUBMISSION TO JURISDICTION.  BORROWERS AND TRUSTEE EACH HEREBY (i) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND THE FEDERAL COURTS OF THE UNITED STATES SITTING IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS, OR AT THE SOLE OPTION OF AGENT, IN ANY OTHER COURT IN WHICH AGENT SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY, (iii) IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT NOW OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY OF THE FOREGOING COURTS, AND ANY OBJECTION ON THE GROUND THAT ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (iv) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 24      WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF AGENT, TRUSTEE OR SGI OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENTS OR AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HERETO

HEREBY AGREES AND CONSENTS THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT JURY, AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THEIR CONSENT TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 25      Entire Agreement; Amendments and Waivers.

(a)           Entire Agreement.  This Agreement constitutes the entire agreement of each of the parties hereto with respect to the matters set forth herein and supersedes any prior agreements, commitments, drafts, communications, discussions, and understandings, oral or written, with respect thereto.

(b)           Amendments and Waivers.  No amendment to any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto; and no waiver of any provision of this Agreement, or consent to any departure by Agent therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent.  Any such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 26      Conflicts.  In case of any conflict or inconsistency between any terms of this Agreement, on the one hand, and any documents or instruments in respect of the Senior Priority Debt or the Junior Priority Debt, on the other hand, then the terms of this Agreement shall control.

SECTION 27      Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations.  If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 28      Interpretation.  This Agreement is the result of negotiations among, and has been reviewed by the respective counsel to, each of the parties hereto and is the product of all parties hereto.  Accordingly, this Agreement shall not be construed against the Priority Lender Group merely because of the Priority Lender Group’s involvement in the preparation hereof.  The obligations of each Borrower hereunder shall be joint and several.

SECTION 29      Counterparts; Telefacsimile Execution.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

SECTION 30      Rights to Specific Performance.  Agent absolutely, irrevocably and unconditionally hereby is authorized to demand, receive and obtain specific performance of this Agreement at any time when Trustee has failed to comply with any of the provisions of this Agreement. Trustee absolutely, irrevocably and unconditionally hereby waives and relinquishes any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

SECTION 31      Termination of Agreement.  Upon payment and performance in full in cash of the Senior Priority Debt, this Agreement shall terminate and Agent shall promptly execute and deliver to Trustee such documents and instruments as shall be reasonably necessary to evidence such termination; provided, however, that the obligations of Trustee under Section 18 shall survive such termination.

IN WITNESS WHEREOF, the undersigned have caused their respective duty authorized officers to execute and deliver this Agreement as of the date first written above.

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America

By:	/s/ Paula M. Oswald
Title: Vice President

AGENT:

WELLS FARGO FOOTHILL, INC,
a California corporation, as Administrative Agent

By:	/s/ Thomas P. Shagrue
Title:	Vice President

CONSENTED AND AGREED TO:

BORROWERS:

SILICON GRAPHICS, INC., a Delaware corporation

By:	/s/ Jean Furter
Title:

SILICON GRAPHICS FEDERAL, INC.,
a Delaware corporation

By:	/s/ Jeffrey V. Zellmer
Title: